ITEM 77Q(a) ? COPIES OF ALL MATERIAL AMENDMENTS TO THE REGISTRANT?S CHARTER OR BY-LAWS



AMENDMENT #4
TO THE BY-LAWS
OF
FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND
Effective June 1, 2013


           Insert the following into ARTICLE VII, DIVIDENDS and renumber the remaining sections accordingly:
     Section 2. Delegation of Authority Relating to Dividends. The Trustees or the Executive Committee may delegate to any Officer or Agent of the Trust the ability to authorize the payment of dividends and the ability to fix the amount and other terms of a dividend regardless of whether or not such dividend has previously been authorized by the Trustees.


AMENDMENT #5

TO THE BY-LAWS
OF
FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND

Effective November 30, 2013

Insert the following into Article II:

     Section 11. NOMINATIONS.

      (a)     Annual Meetings of Shareholders.

      (1) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Trust?s notice of meeting given by the Board, as described in Section 4 of this Article of these By-Laws; (B) by or at the direction of the Board; or (C)?by any shareholder of the Trust who was a shareholder of record both at the time of the Trust?s notice of meeting and at the time of the annual meeting, who is entitled to vote at the meeting, and who complied with the notice provisions set forth in this
Section 11.

      (2) For nominations or other business properly to be brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(1) of this Section?11, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must be a proper matter for shareholder action. To be timely, a shareholder?s notice shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred-twentieth day prior to the first anniversary of the preceding year?s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder?s notice as described above. Such shareholder?s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee (i) the name, age, business address and residence address of such person, (ii) the class and number of shares of the Trust that are beneficially owned or owned of record by such person, (iii) the date such shares were acquired and the investment intent of such acquisition, and (iv) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the ?Exchange Act?) and Rule 14a-11 thereunder (including such person?s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Trust?s stock ledger and current name and address, if different, and of such beneficial owner, and
(ii) the class and number of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

      (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust?s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting at which Trustees are to be elected (1) pursuant to the Trust?s notice of meeting given by the Board; (2) by or at the direction of the Board; or (3) provided that the Board has determined that Trustees will be elected at such special meeting, by any shareholder of the Trust who was a shareholder of record both at the time of the Trust?s notice of meeting and at the time of the special meeting, who is entitled to vote at the meeting, and who complied with the notice procedures set forth in this Section 11. In the event the Trust calls a special meeting for the purpose of electing one or more Trustees to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Trust?s notice of meeting, if the shareholder?s notice shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the one hundred-twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such special meeting. In no event shall the public announcement or adjournment of a special meeting commence a new time period for the giving of a shareholder?s notice as described above.

      A shareholder?s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee (i) the name, age, business address and residence address of such person, (ii) the class and number of shares of the Trust that are beneficially owned or owned of record by such person, (iii) the date such shares were acquired and the investment intent of such acquisition, and (iv) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person?s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; (C) as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Trust?s stock ledger and current name and address, if different, and of such beneficial owner, and (ii) the class and number of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

      (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Except as otherwise provided by law, the Declaration of Trust or these By-Laws, the Chairman (or such other officer presiding at the meeting) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective proposal or nomination shall be disregarded.

            (2) For purposes of this Section 11, ?public announcement? shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Trust with the Securities and Exchange Commission (the ?Commission?) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            (3) Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of (a) shareholders to request inclusion of proposals in the Trust?s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any class of preferred shares of beneficial interest to elect Trustees under specified circumstances.









-2-